Exhibit 3.4

Amended and Restated Audit Committee Charter

Amended and Restated Charter of the Audit Committee

of the Board of Directors

of

SPAR Group, Inc.

Dated (as of) August 12, 2020

I.  Establishment and Purpose

1.    The Board of Directors (the "Board") of SPAR Group, Inc. ("SGRP"), has established a standing committee of the members of the Board (the "Audit Committee") to assist the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of SGRP and its direct and indirect subsidiaries (together with SGRP, collectively, the "Company"), the integrity of the Company's financial statements, the audits of the financial statements of the Company and the Company's compliance with legal and regulatory requirements and disclosure. In furtherance thereof, the Board has adopted this Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) August 12, 2020 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Charter"), to establish and govern (among other things) the purposes, membership, meetings, responsibilities, duties and powers of the Audit Committee. The Audit Committee and its meetings and activities also shall be governed by and conducted in accordance with the provisions applicable to committees generally as contained in the By-Laws (as defined in item V.2 below).

2.    The Audit Committee's primary duties and responsibilities are to:

(a)	Serve as an independent and objective party to monitor the Company's financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)

Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the "Company's Independent Accountants");

(c)	Resolve disagreements between the Company's senior management and the Company's Independent Accountants regarding financial reporting;

(d)	Communicate directly with the Company's Independent Accountants;

(e)	Review and appraise the audit efforts of the Company's Independent Accountants;

(f)	Provide an open avenue of communication among the Company's Independent Accountants, the Company's financial and senior management and the Board;

(g)	Review and approve, in advance, all non-audit services to be performed by the Company's Independent Accountants;

(h)	Review the performance, qualifications and independence of the Company's Independent Accountants;

(i)	Review the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)	Encourage continuous improvement of, and foster adherence to, the Company's accounting, disclosure and similar control policies, procedures and practices at all levels;

(k)	Furnish the committee report required by the rules of the U. S. Securities and Exchange Commission (the "SEC") to be included in SGRP's annual proxy statement;

(l)	Review and approve the overall fairness of all material related-party transactions; and

(m)	Perform such other functions as may be required from time to time by the NASDAQ Stock Market, Inc. ("Nasdaq"), the SEC or other Applicable Law.

3.    The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and by performing such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II.  Composition of the Audit Committee

1.    The Audit Committee shall consist of three or more members of the Board (as such number may be fixed from time to time by the Board).

2.    The members of the Audit Committee shall each meet the director independence requirements as established by NASDAQ and other Applicable Law for being a Director on the Audit Committee and free from any relationship that, in the opinion of Audit Committee and the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the minimum standards for an independent director shall be as provided in the applicable rules of Nasdaq's National Market System (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Nasdaq Rules"), and the provisions of the Securities Exchange Act of 1934, as amended (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Exchange Act"), and the rules and regulations promulgated thereunder (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Exchange Act Rules"), in each case as then in effect respecting Audit Committees.

3.    All members of the Audit Committee shall be "financially literate" and otherwise qualified to serve as members under the Nasdaq Rules, as determined by the Board. The Nasdaq Rules currently require (among other things) that all members of the Audit Committee must be able to read and understand fundamental financial statements, including (without limitation) a balance sheet, income statement and cash flow statement.

4.    Additionally, at least one member of the Audit Committee shall be an "audit committee financial expert" under the Exchange Act Rules, as determined by the Board. The Exchange Act Rules currently require (among other things) that such member have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member's financial sophistication, including (without limitation) being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities or any other comparable experience or background resulting in financial sophistication.

5.    The candidates for membership in the Audit Committee shall be nominated by the Governance Committee to the Board for approval by the Board prior to or contemporaneously with the consideration of the election of its members at the annual organizational meeting of the Board (the "Organizational Meeting"), generally held in conjunction with SGRP's annual stockholders meeting. If no such nominations have been received by the time such matter is considered at the Organizational Meeting, nominations of any qualified independent director to the Audit Committee may be made by any member of the Board.

6.    The members of the Audit Committee shall be elected by the Board at or contemporaneously with the annual Organizational Meeting or in any other meeting duly called or action duly taken as provided in the By-Laws.

7.    The candidate to fill any vacancy in the Audit Committee shall be nominated by the Governance Committee to the Board for approval by the Board as provided in the By-Laws.

8.    The Board, in any meeting duly called or other action duly taken as provided in the By-Laws, at any time may (a) designate a chairman of the Audit Committee (the "Chairman") from among the members of the Audit Committee and (b) remove any such member as Chairman, either with or without cause. If the Board has not so acted, the members of the Audit Committee may designate the Chairman by majority vote of the full Audit Committee membership. Any Chairman who ceases to be a member of the Board or Audit Committee automatically shall simultaneously cease to be Chairman of the Audit Committee.

III.  Meetings

1.    The Audit Committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held, with all notices given or waived and all meetings held in accordance with the By-Laws. Each scheduled Board meeting shall be deemed to include a corresponding scheduled Audit Committee meeting unless expressly stated otherwise in scheduling such Board meeting.

2.    The notice of a meeting may provide, or the Audit Committee may request (in advance or at the meeting), that members of the Company's senior management or others attend a meeting of the Audit Committee and provide pertinent information as necessary and available.

3.    As part of its responsibility to foster open communication, the Audit Committee shall meet at least semi- annually with the Company's senior management and the Company's Independent Accountants in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee shall meet with the Company's Independent Accountants and the Company's senior management to review and discuss the Company's quarterly financial statements consistent with Section IV below.

4.    The Audit Committee shall maintain minutes or other records of its meetings and activities, which shall be maintained with the minutes of the Board, and shall report the same to the Board as and when requested. Written consents by the Audit Committee shall be filed with the minutes of the Board.

IV.  Responsibilities and Duties

The Audit Committee's responsibilities, duties and powers shall consist of the following:

Documents and Reports:

1.    On an annual basis, and more often as it determines circumstances reasonably warrant, the Audit Committee shall review and discuss this Charter and recommend to the Board for Board approval as provided in the By-Laws any changes in or additions to this Charter that it may deem necessary or desirable.

2.    The Audit Committee shall, prior to its filing, mailing or release (as the case may be), in consultation with the Company's Independent Accountants and/or the Company's senior management, as and to the extent the Audit Committee deems appropriate:

(a)

Review and discuss each report to be filed by SGRP with the SEC on Forms 10-K and 10-Q and each related quarterly or annual financial statement, as applicable, in each case including (without limitation) the review and discussion of:

(i)

the proposed presentations of earnings, underlying material reserves and accruals, highly judgmental areas, audit adjustments (whether or not recorded), and suitability of the significant accounting policies and principles applied;

(ii)

the proposed disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", including the development, selection and disclosure of accounting policies that may be regarded as critical;

(iii)

any certification, report, opinion or review summary rendered by the Company's Independent Accountants or the Company's management, including (without limitation) those setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements or the effects of using alternative GAAP methods on the Company's financial statements; and

(iv)

any major issue regarding the Company's accounting principles and financial statement presentations within its knowledge, including any significant changes in the Company's selection or application of accounting principles and financial statement presentation;

(b)	review and discuss SGRP's Annual Report to its shareholders and its Proxy Statement;

(c)	furnish the Audit Committee's annual report to be included in the Proxy Statement as required by the Exchange Act Rules;

(d)

review and discuss earnings press releases, including the type and presentation of information to be included in earnings press releases (and in particular the use of "pro forma" or "adjusted" non-GAAP information);

(e)	review and discuss financial information and earnings guidance provided to analysts and rating agencies; and

(f)	review and discuss such other reports or documents within its authority and knowledge for submission to the SEC, Nasdaq or the public as:

(i)	may from time to time be required under the Exchange Act Rules, the Nasdaq Rules, the DGCL (as defined below) or other Applicable Law; or

(ii)

the Audit Committee may from time to time deem appropriate, provided that the Audit Committee or Chairman shall have given the Chief Executive Officer and Chief Financial Officer reasonable prior written notice of its desire to make such review;

provided that in the case of paragraphs (d), (e) and (f) the Chairman may represent and act on behalf of the entire Audit Committee for purposes of this review, with or without consultation of the other members, and shall present the results thereof at the next meeting of the Audit Committee.

Company's Independent Accountants:

3.    On an annual basis, the Audit Committee shall appoint the Company's Independent Accountants to be engaged by the Company for the forthcoming fiscal year, and periodically (as often as it determines that circumstances reasonably warrant) the Audit Committee shall review and determine the fees and other compensation and terms of engagement of the Company's Independent Accountants.

4.    On an annual basis, and more often as it determines circumstances reasonably warrant, the Audit Committee shall confirm and assure the qualifications and independence of the Company's Independent Accountants under the Exchange Act Rules, and (without limiting the foregoing) the Audit Committee shall:

(a)

review and discuss with the Company's Independent Accountants all of such firm's significant relationships that would be reasonably likely to adversely affect its independence or objectivity, including(without limitation) whether such firm's performance of permissible non-audit services is compatible with the auditor's independence, any relationship or service between such firm and the Company (other than the audit and approved non-audit services), and any other relationship or service reported by such firm to the Board that would be reasonably likely to adversely affect the independence or objectivity of such firm;

(b)

receive, review and discuss the written statements from the Company's Independent Accountants (i) required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time, and (ii) respecting its internal quality-control procedures, any material issues raised by (A) the most recent internal quality-control review, or peer review, of such firm, or (B) any inquiry or investigation by governmental or professional authorities within the last five years, in either case respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues;

(c)

review and discuss the performance of the Company's Independent Accountants, including (without limitation) (i) the performance and qualifications of such firm's lead audit partner and senior audit manager assigned to the Company's audit, (ii) the rotation of such firm's audit partners and others as may be required by GAAP or Applicable Law, and present its conclusions to the Board conclusions with respect thereto;

(d)

report to the Board its conclusions respecting such reviews and discussions and recommend to the Company's Independent Accountants or management (as applicable) appropriate action(s) to be taken by them to confirm, assure or enforce the independence and other qualifications and performance of the Company's Independent Accountants, and

(e)	direct, recommend or approve any proposed discharge of the Company's Independent Accountants when circumstances reasonably warrant.

5.	The Audit Committee periodically (as often as it determines that circumstances reasonably warrant) shall:

(a)

consult with the Company's Independent Accountants out of the presence of the Company's management about internal accounting, reporting and disclosure controls, the completeness and accuracy of the Company's financial statements and other matters of concern to the Audit Committee;

(b)	review and discuss the nature and scope of the annual audit proposal by the Company's independent accountant and its views and recommendations (if any);

(c)	receive and discuss any reports or communications submitted to the Audit Committee by the Company's Independent Accountants as required or permitted by AS 1301 or otherwise;

(d)	approve, in advance, either:

(i)

each audit or permitted non-audit service to be performed by the Company's Independent Accountants, provided that between meetings the Chairman may represent and act on behalf of the entire Audit Committee in approving such services, with or without consultation of the other members, and shall present the results thereof at the next meeting of the Audit Committee, or

(ii)

policies and procedures respecting the Company's engagement of the Company's Independent Accountants for particular types of audit or permitted non-audit services to be performed within specified periods of time, which also may include specified expense limits; provided that (A) the Audit Committee is given notice of each engagement for such service by the Company, and (B) such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act and Exchange Act Rules to the Company's management;

(e)

Without in any way limiting any of the responsibilities, duties or powers of the Audit Committee under this Charter (including Section 18, below) or Applicable Law, recommend to the Board the advisability of having the Company's Independent Accountants or other independent public accountants make specified studies and reports on behalf of the Board as to auditing matters, accounting procedures, tax or other matters, which in the case of the Company's Independent Accountants shall be used only to the extent permitted under the Exchange Act Rules; and receive direct reports from the Company's Independent Accountants.

Financial Reporting Principles, Processes and Improvements:

6.    The Audit Committee periodically (as often as it determines that circumstances reasonably warrant) shall, in consultation with the Company's Independent Accountants and/or the Company's senior management, as and to the extent the Audit Committee deems appropriate:

(a)

review the integrity of the financial and regulatory reporting practices and processes of the Company and its subsidiaries, both internal and external, including (without limitation) the adequacy of the Company's internal accounting, auditing, reporting and disclosure controls, any significant deficiencies in such controls within its knowledge (and any special audit steps that have been or should be adopted in light of material control deficiencies), and any material changes in or additions to such controls, and recommend to the Company's Independent Accountants and management (as applicable) any material changes in or additions to them within their authority, as applicable, that the Audit Committee deems necessary or desirable;

(b)

review and consider the quality and appropriateness of the Company's accounting principles, policies and practices as applied in its financial reporting, including (without limitation) all critical accounting principles, policies and practices, all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management officials of the Company, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company's Independent Accountants;

(c)

review and discuss the likely effect of changes in or additions to Applicable Law, regulation or GAAP or their interpretation (including those pending and proposed) within its knowledge likely to be material to any of the matters within its authority;

(d)	review and discuss any material financial or non-financial arrangement of the Company within its knowledge that does not appear on the financial statements of the Company;

(e)

review and, if not required by GAAP, approve any proposed material change in or addition to the Company's accounting, auditing, reporting and disclosure principles, policies, practices or controls as proposed to the Audit Committee by the Company's Independent Accountants or the Company's senior management;

(f)

review the implementation and effect of all material changes in and additions to the accounting, auditing, reporting and disclosure principles, practices or controls within its knowledge, whether as previously approved or recommended by the Audit Committee, as required by GAAP, Nasdaq Rules, Exchange Act Rules or Applicable Law or otherwise; and

(g)	review the Company's policies with respect to risk assessment and risk management.

7.    The Audit Committee shall establish regular and separate systems of disclosure to the Audit Committee by each of the Company's senior management and the Company's Independent Accountants regarding any significant judgments made by the Company's senior management in their preparation of the financial statements and the view of each as to appropriateness of such judgments.

8.    The Audit Committee shall review (following its completion) and discuss separately with each of the Company's senior management and the Company's Independent Accountants the results of the Company's annual audit and any significant difficulties encountered during the course of the audit, including (without limitation) the overall scope of the audit (if changed from that previously presented to the Audit Committee), any restrictions on the scope of work of or access to required information by the Company's Independent Accountants, the results of the annual audit examination by the Company's Independent Accountants and any accompanying management letters, any audit problems or difficulties encountered by the Company's Independent Accountants in the course of their audit work and management's response to such audit problems or difficulties, any reports by the Company's Independent Accountants with respect to interim periods, and any schedule of unadjusted differences or other material written communications between the Company's Independent Accountants and the Company's management.

9.    The Audit Committee shall review any significant disagreement or dispute among the Company's senior management and the Company's Independent Accountants in connection with the preparation of any of the Company's financial statements and recommend to the Company's Independent Accountants or management (as applicable) appropriate action(s) to be taken to resolve such dispute.

10.    The Audit Committee shall review and discuss any disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10- Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

11.    The Audit Committee shall review and discuss with the Company's counsel any legal matter that could have a significant impact on the Company's financial statements

Complaints:

12.    The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

13.    The Audit Committee shall establish procedures for the receipt, retention and treatment of confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

Related Party Transactions:

14.    The Audit Committee shall on an ongoing basis (but at least annually) review (in accordance with the Nasdaq Rules, the Exchange Act Rules, the DGCL and other Applicable Law) and approve or reject (in whole or part) the overall fairness to the Company of any agreement, arrangement, settlement, payment or transaction (whether or not recurring) with the Company and currently approved by management:

(a)	as required under NASDAQ Listing Rule 5630 or other Applicable Law or

(b)	in which any of the following persons has or will have a direct or indirect material interest that would require disclosure under Item 404 of SEC Regulation S-K:

(i)	Any director or executive officer of the Company;

(ii)	Any nominee for election as a director;

(iii)	Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities;

(iv)

Any family member of any of the foregoing persons under the Nasdaq Rules (currently, (i) such person's spouse, (ii) the parents, brothers, sisters and children of such person, whether by blood, marriage or adoption and (iii) anyone else residing in such person's home), and their respective descendants;

(v)

Any such person may have such an indirect interest through any corporation, partnership, limited liability company, trust or other entity owned or controlled by them, as provided in the Exchange Act Rules

(c)

The Audit Committee shall make such review and fairness approval (A) prior to the commencement of any such material agreement, arrangement, settlement, payment or non-recurring transaction and (B) periodically thereafter as often as the Audit Committee determines that circumstances reasonably warrant.

Legal Compliance and Updates:

15.    The Audit Committee periodically (as often as it determines that circumstances reasonably warrant) shall, in consultation with the Company's counsel, alone and/or with the Company's senior management, as and to the extent the Audit Committee deems appropriate:

(a)

review and discuss any regulatory, compliance, legal or other issue, to the extent within its knowledge, respecting any financial statement, reporting, audit or related matter that could have a significant impact on the Company or its financial statements, SEC filings or other public disclosures, and recommend to the Board or management, to the extent within their authority, as applicable, any corrective or other action that it may deem necessary or desirable(b)

(b)

review and discuss the potential effect on financial statement, reporting, audit or related issue, to the extent within its knowledge, of any applicable material change or initiative in any Nasdaq Rule, any Exchange Act Rule, the DGCL or other Applicable Law or the interpretation thereof, and recommend to the Board or management, to the extent within their authority, as applicable, any changes in or additions to the Company's governing documents, policies, principles, practices or processes respecting financial statement, reporting, audit or related matters that the Audit Committee deems necessary or desirable to deal with such effect;

(c)

review the implementation of changes in and additions to the Company's governing documents, policies, principles, practices or processes respecting financial statement, reporting, audit or related matters within its knowledge, whether as previously approved or recommended by the Audit Committee or as previously required by the Nasdaq Rules, the Exchange Act Rules, the DGCL or other Applicable Law; and

(d)	receive direct reports from the Company's counsel.

16.    The Audit Committee shall establish regular and separate systems of communication with each of the Company's senior management and the Company's counsel, review and discuss with them any matter within its authority and knowledge that is reasonably likely to have a significant impact on the Company, and recommend to the Board or management, to the extent within their authority, as applicable, any corrective or other action that it may deem necessary or desirable.

Other Responsibilities, Duties and Powers:

17.    The Audit Committee shall report its actions and any recommendations to the Board or management, to the extent within their authority, as applicable, after each Audit Committee meeting.

18.    The Audit Committee shall have the responsibility, duty and power, at any time and from time to time, to the same extent and with the same effect as if the entire Board were acting:

(a)	to conduct or authorize investigations into matters within the Audit Committee's scope of responsibilities under this Charter and Applicable Law;

(b)

to retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Audit Committee may otherwise determine as necessary to carry out its duties under this Charter and Applicable Law, the fees and expenses of all of which will be paid by the Company; and

(c)

to perform any other activities related or incidental to the duties and rights conferred on the Audit Committee (by this Charter or otherwise) as the Audit Committee or the Board from time to time may deem necessary or reasonably appropriate.

19.    In addition to the responsibilities, duties and powers of the Audit Committee set forth in this Charter, the Audit Committee also shall have such other responsibilities, duties and powers (if any) as may from time to time be expressly granted to it under the Certificate, the By-Laws, any Board resolution with continuing effect, any Nasdaq Rule, any Exchange Act Rule, the DGCL or any other Applicable Law.

V.  Miscellaneous

1.    Notwithstanding anything in this Charter to the contrary: (a) the Audit Committee is an oversight body, and it is not the role or duty of the Audit Committee to (i) implement, administer or apply the accounting, auditing or financial reporting or disclosure policies, practices or controls of the Company, (ii) plan or conduct any audit of the Company or any audit of the work of the Company's Independent Accountants or the Company's management, (iii) prepare or certify any of the Company's financial statements or any portion thereof, (iv) determine or assure that the Company's financial statements and disclosures are complete or accurate or are in accordance with GAAP or any applicable rule or regulation, (v) determine or assure the Company's compliance with any legal or regulatory requirement, or (vi) except for the reviews and approvals specifically required elsewhere in this charter, initiate, negotiate or commit or agree to any agreement, arrangement, settlement, payment or other transaction (whether or not recurring); (b) the members of the Audit Committee are not, and shall not under any circumstance be deemed or construed to be (by virtue of their Audit Committee membership, this Charter or any action taken as contemplated hereunder or otherwise), (i) officers, employees or auditors of SGRP or any of its subsidiaries and (ii) directors of any of SGRP's subsidiaries; (c) the Audit Committee may rely on the representations of and other information provided by the Company's Independent Accountants, the Company's officers, employees and counsel and experts or other professionals retained by the Company or the Audit Committee; and (d) the legal liability (actual, potential or otherwise) of the Audit Committee members shall not be (and shall not be deemed or construed to be) any greater than that of any outside director of SGRP who is not a member of the Audit Committee.

2.	For the purposes of this Charter:

a.

"Certificate" shall mean the Certificate of Incorporation of SGRP filed on November 29, 1995, with the Secretary of State of the State of Delaware, as the same may have been and from time to time hereafter may be duly amended or restated in the manner provided under Applicable Law.

b.

"By-Laws" shall mean the Amended and Restated By-Laws of SGRP dated as of May 18, 2004, as the same may have been and from time to time hereafter may be supplemented, amended or restated in the manner provided therein.

c.	"DGCL" shall mean the General Corporation Law of the State of Delaware, as the same may have been and from time to time hereafter may be amended or restated, and any succeeding statute.

3.    This Charter constitutes supplemental by-laws of SGRP and shall be governed and supplemented by and construed and interpreted in accordance with the By-Laws. Without in any way limiting the preceding sentence, the provisions of Article X of the By-Laws (and the applicable definitions appearing elsewhere) are hereby incorporated into this Charter by reference as if fully set forth herein and shall be construed as if this Charter were the "By-Laws" referred to in those incorporated provisions. In the event of any conflict between any specific provision of this Charter and the By-Laws, the specific provision of this Charter shall control and be given effect.

4.    The terms and provisions of this Charter are each subject to the relevant terms and provisions of the Certificate and Applicable Law. In the event that any term or provision of this Charter conflicts or is inconsistent with any term or provision of the Certificate or Applicable Law, the term or provision of the Certificate or Applicable Law shall control and be given effect.